Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial statements of GigOptix and Endwave as if the merger had occurred on January 1, 2010.

Pro Forma Combined Information

The following unaudited pro forma condensed combined balance sheet as of December 31, 2010 and April 3, 2011 is based on (i) the historical consolidated balance sheets of GigOptix as of December 31, 2010 and April 3, 2011 and (ii) the historical consolidated balance sheets of Endwave as of December 31, 2010 and March 31, 2011. The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the quarter ended April 3, 2011 are based on (i) the historical consolidated statements of operations of GigOptix for the year ended December 31, 2010 and the quarter ended April 3, 2011 and (ii) the historical consolidated statements of operations of Endwave for the year ended December 31, 2010 and the quarter ended March 31, 2011.

The unaudited pro forma condensed combined financial information also reflects the effects of acquiring Endwave for an aggregate estimated consideration of approximately 9.2 million shares of GigOptix common stock based on the closing GigOptix share price of $2.65 on June 16, 2011. GigOptix issued a total of 9,128,502 shares of its common stock (a correction of the previously reported 9,128,546 shares) in the Merger representing approximately 42.45% of GigOptix’ outstanding common stock. The foregoing amounts take into account reductions in the number of shares issued to employees and directors of Endwave for any applicable withholding requirements for federal, state and other taxes.

Pro forma combined adjustments and the assumptions related to the Endwave acquisition were prepared using the purchase method of accounting and are based on the assumption that the acquisition of Endwave took place as of December 31, 2010 for purposes of the pro forma condensed combined balance sheets and January 1, 2010 for purposes of the pro forma condensed combined statements of operations.

In accordance with the purchase method of accounting, the actual consolidated financial statements of GigOptix will reflect the Endwave acquisition only from and after the date of acquisition.

The unaudited pro forma condensed combined financial information included herein does not give effect to any potential cost reductions or other operating efficiencies that could result from the Endwave acquisition, including but not limited to those associated with potential (i) reductions of corporate overhead, (ii) eliminations of duplicate functions and (iii) increased operational efficiencies through the adoption of best practices and capabilities from each company.

The pro forma condensed combined financial information has been prepared in accordance with the rules and regulations of the SEC. The pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position.

The pro forma condensed combined financial information below should be read together with GigOptix’s and Endwave’s historical consolidated financial statements and accompanying notes which have been previously filed with the SEC.

GIGOPTIX, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2010

	GigOptix	Endwave	Pro Forma Combined Adjustments		Pro Forma Combined
	(in thousands)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,502	$7,147	$—		$11,649
Short-term investments	—	16,380			16,380
Accounts receivable, net	5,366	2,600			7,966
Inventory	1,609	3,719			5,328
Other current assets	405	554			959

Total current assets	11,882	30,400			42,282
Property and equipment, net	3,717	2,048			5,765
Goodwill, intangible assets, net and in-process research and development	11,268	—	6,431	(A)	17,699
Restricted cash	356	—			356
Other assets	653	26			679

Total assets	$27,876	$32,474	$6,431	(A)	$66,781

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,960	$1,837	$—		$4,797
Accrued and other current liabilities	4,761	1,560			6,321
Line of credit	2,999	—			2,999
Restructuring liabilities, short-term	62	431			493
Long-term debt, current portion	227	—			227

Total current liabilities	11,009	3,828			14,837
Pension liabilities	211	—			211
Restructuring liabilities, long-term	—	234			234
Other long-term liabilities	1,266	124			1,390

Total liabilities	12,486	4,186	—		16,672
Stockholders’ equity:
Common stock	12	10	(1)	(B)	21
Additional paid-in capital	88,553	317,291	(273,811)	(B)	132,033
Other comprehensive income (loss)	178	(1)	1	(B)	178
Accumulated deficit	(73,353)	(289,012)	280,242	(B)	(82,123)

Total stockholders’ equity	15,390	28,288	6,431		50,109

Total liabilities and stockholders’ equity	$27,876	$32,474	$6,431		$66,781

See accompanying notes to unaudited pro forma condensed combined financial information.

GIGOPTIX, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

	GigOptix	Endwave	Pro Forma Combined Adjustments		Pro Forma Combined
	(in thousands, except per share data)
	(unaudited)
Revenue	$26,876	$16,716	$—		$43,592
Cost of revenue	12,551	14,002	516	(C)	27,069

Gross profit	14,325	2,714	516		16,523
Operating expenses:
Research and development	8,659	4,607	—		13,266
Selling, general and administrative	8,889	6,105	162	(C)	15,156
Restructuring expense	388	49	—		437

Total operating expenses	17,936	10,761	162		28,859

Loss from operations	(3,611)	(8,047)	(678)		(12,336)
Interest and other expense, net	(698)	(45)	—		(743)

Net loss before provision for income taxes	(4,309)	(8,092)	(678)		(13,079)
Provision for income taxes	51	—	—		51

Net loss	$(4,360)	$(8,092)	$(678)		$(13,130)

Net loss per common share:
Basic and diluted	$(0.41)	$(0.83)			$(0.75)

Weighted-average number of shares used to compute net loss per share:
Basic and diluted	10,689	9,774	(2,908	) (D)	17,555

See accompanying notes to unaudited pro forma condensed combined financial information.

GIGOPTIX, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of April 3, 2011

	GigOptix	Endwave	Pro Forma Combined Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$4,137	$9,342			$13,479
Short-term investments	—	11,880			11,880
Accounts receivable, net	5,251	1,254			6,505
Inventories	1,649	3,751			5,400
Prepaid and other current assets	414	389			803

Total current assets	11,451	26,616	—		38,067
Property and equipment, net	3,406	1,932			5,338
Goodwill, intangible assets, net and in-process research and development	11,104	—	6,331	(A)	17,435
Restricted cash	256	—			256
Other assets	595	13			608

Total assets	$26,812	$28,561	$6,331		$61,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,896	$1,561			$4,457
Accrued and other current liabilities	5,559	1,300			6,859
Line of credit	2,642	—			2,642
Restructuring liabilities, short-term	34	926			960
Long-term debt, current portion	138	—			138

Total current liabilities	11,269	3,787	—		15,056
Pension liabilities	215	—			215
Restructuring liabilities, long-term	—	115			115
Other long term liabilities	1,212	124			1,336

Total liabilities	12,696	4,026	—		16,722
Commitments and contingencies
Stockholders’ Equity
Preferred stock	—	—			—
Common stock	12	10	(1)	(B)	21
Additional paid-in capital	90,795	317,403	(273,810)	(B)	134,388
Accumulated deficit	(76,795)	(292,883)	280,142	(B)	(89,536)
Accumulated other comprehensive income	104	5			109

Total stockholders’ equity	14,116	24,535	6,331		44,982

Total liabilities and stockholders’ equity	$26,812	$28,561	$6,331		$61,704

See accompanying notes to unaudited pro forma condensed combined financial information.

GIGOPTIX, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Quarter Ended April 3, 2011

	GigOptix	Endwave	Pro Forma Combined Adjustments		Pro Forma Combined
Revenue	$7,662	$1,237	$—		$8,899
Cost of revenue	3,831	1,036	61	(C)	4,928

Gross profit	3,831	201	(61)		3,971
Operating expenses:
Research and development expense	2,390	1,327	—		3,717
Selling, general and administrative expense	2,623	1,927	40	(C)	4,590
Restructuring expense	—	804	—		804
Merger-related expense	1,107	—	—		1,107
Shareholder settlement expense	1,064	—	—		1,064

Total operating expenses	7,184	4,058	40		11,282

Loss from operations	(3,353)	(3,857)	(101)		(7,311)
Interest and other expense, net	(84)	(7)	—		(91)

Net loss before income taxes	(3,437)	(3,864)	(101)		(7,402)
Provision for income taxes	5	7	—		12

Net loss	$(3,442)	$(3,871)	$(101)		$(7,414)

Net loss per share - basic and diluted	$(0.28)	$(0.39)			$(0.39)

Shares used in computing basic and diluted net loss per share	12,255	9,861	(2,995	) (D)	19,121

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) Basis of Purchase Price Allocation

The purchase consideration for the merger of approximately $24.2 million consisted of the fair value of 9,128,502 shares of GigOptix common stock issued to Endwave’s stockholders, at a per share price of $2.65, which reflects the closing price of the Company’s common stock as of June 17, 2011.

The total purchase price of $24.2 million was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition as follows (in thousands):

Tangible assets acquired:
Cash and cash equivalents	$8,824
Short-term investments	9,946
Accounts receivable	334
Inventory	1,228
Other current assets	159
Property, plant and equipment	967
Other assets	73
Liabilities assumed:
Accounts payable	(702)
Accrued compensation	(415)
Accrued warranty	(496)
Accrued restructuring	(2,593)
Other current liabilities	(120)
Other long-term liabilities	(124)
Identifiable intangible assets acquired:
Customer relationships	720
Customer backlog	273
Developed technology	1,455
Trade name	83
Goodwill acquired:
Goodwill	4,578

Total purchase price	$24,190

(2) Pro Forma Combined Adjustments

The following pro forma combined adjustments have been reflected in the unaudited pro forma condensed combined financial information. These adjustments give effect to pro forma events that are (i) directly attributable to the Endwave merger, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have continuing impact on the combined company.

Balance Sheet Adjustments

A) To reflect the establishment of identifiable intangible assets of $2.5 million net of amortization and goodwill of $4.6 million. For purposes of the pro forma condensed combined statement of operations, it was assumed that the $2.5 million is related to the following intangible assets: customer relationships, customer backlog, developed technology and trade name with assumed lives ranging between 0.3 to 6 years.

(B) To reflect the elimination of Endwave’s stockholders’ equity balances as of December 31, 2010 and to reflect the issuance of 9.2 million shares of GigOptix common stock (valued at $24.2 million for purposes of this pro forma combined information based on the GigOptix stock price on June 17, 2011) as consideration delivered to acquire Endwave.

Income Statement Adjustments

(C) To reflect the expense associated with the amortization of intangibles.

(D) To reflect (i) the elimination of Endwave’s basic common shares outstanding, net of (ii) the assumed issuance of basic common shares as a result of the transaction, assuming this transaction occurred at the beginning of the period.

For purposes of preparing these pro forma condensed combined financial statements, the fair value of Endwave’s inventory, accounts receivable and property, plant and equipment were estimated to approximate their carrying value on the date of acquisition.